Exhibit 99.01


            GENERAL EMPLOYMENT ENTPERRISES, INC.
                  CERTIFICATION PURSUANT TO
                   18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO
        SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of General
Employment Enterprises, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on August 2, 2002 (the
"Report"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.



Date:  August 12, 2002    By:  /s/ Herbert F. Imhoff, Jr.
                          Herbert F. Imhoff, Jr.
                          Chairman of the Board and
                          Chief Executive Officer


Date:  August 12, 2002    By:  /s/ Kent M. Yauch
                          Kent M. Yauch
                          Vice President, Chief Financial Officer
                          and Treasurer